                                                                   EXHIBIT 10.1


                               FIRST AMENDMENT TO
                             REMARKETING AGREEMENT


         This FIRST AMENDMENT (the "AMENDMENT") is made as of August 28, 2002, by and among Cox Communications, Inc., a Delaware corporation (the "COMPANY"), Cox RHINOS Trust, a Delaware statutory business trust (the "TRUST"), and Banc of America Securities LLC, as remarketing agent (the "REMARKETING AGENT").

                                  WITNESSETH:

         WHEREAS, the Company, the Trust and the Remarketing Agent are parties to a Remarketing Agreement dated as of October 6, 1999 (the "REMARKETING AGREEMENT");

         WHEREAS, the parties hereto desire to amend the Remarketing Agreement as set forth herein;

         WHEREAS, the Remarketing Agreement provides for amendment of its terms, subject to satisfaction of certain requirements, including the consent of all the holders of the Preferred Securities;

         WHEREAS, the Intrepid Master Funding Trust, as Holder of all of Preferred Securities (the "HOLDER"), desires to execute and deliver to the Company its consent to this Amendment; and

         WHEREAS, all things necessary to make this Amendment a valid amendment and agreement according to its terms have been done;

         NOW THEREFORE, in consideration of their mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby mutually covenant and agree, and the Holder consents, as follows:

                                   ARTICLE 1
                                   AMENDMENTS

         SECTION 1.01. Definitions. (a) Capitalized terms used and not defined in this Amendment shall have the meanings assigned to them in the Remarketing Agreement.

         (b) The definition of Remarketing Settlement Date in Section 1 of the Remarketing Agreement is hereby superseded in its entirety by the following:

                "REMARKETING PRICE" means (i) with respect to the Preferred Securities, a price equal to the sum of (A) 100.00% of the aggregate outstanding Liquidation Amount of the Preferred Securities, plus (B) accrued and unpaid Distributions thereon (plus any Additional Distributions) (if any), to and including the Remarketing Settlement Date on which Replacement Securities are issued and (ii) with respect to the Senior Notes, a price equal to the sum of (A) 100.00% of the aggregate outstanding principal amount of the Senior Notes, plus (B) accrued and unpaid interest thereon (plus any Additional Interest) (if any), to and including the Remarketing Settlement Date on which Replacement Securities are issued.

                "REMARKETING SETTLEMENT DATE" means the Business Day immediately following the Reset Date.

         (c) The definitions of "Expected Reset Date", "Final Reset Date", "Renewed Remarketing", "Trigger Event" and "Trigger Price" in Section 1 of the Remarketing Agreement are hereby deleted.

         SECTION 1.02. Amendment of Representations and Warranties. (a) The phrase "following a Trigger Event" in the first sentence of Section 2(b)(i) of the Remarketing Agreement is hereby deleted.

         SECTION 1.03. Amendment of Remarketing Provisions. (a) Sections 5(a) and (b) of the Remarketing Agreement are hereby superseded in their entirety by the following:

                  (a) On October 1, 2002, if the Preferred Securities (or the Senior Notes) remain outstanding, the Holders of a Majority in Liquidation Amount of the Trust Securities (or, if applicable, the holders of a majority in principal amount of the Senior Notes), acting together as a single class (the "REQUESTING HOLDERS"), will have a the right to require remarketing of the Preferred Securities

         (or, if applicable, the Senior Notes). The Requesting Holders may exercise this right by delivering a written notice prior to 5:00 p.m., New York City time, on such date to the Remarketing Agent. Upon the receipt of such notice, the Remarking Agent shall immediately deliver a written notice to the Company on behalf of the Requesting Holders (the "REMARKETING NOTICE"). If the Requesting Holders exercise their right to require the remarketing of the Preferred Securities (or, if applicable, the Senior Notes), the Reset Date shall be October 3, 2002.

                  (b) The Company shall, by notice to the Remarketing Agent no later than 5:00 p.m., New York City time, on October 2, 2002, select and specify three Reference Corporate Dealers. The Remarketing Agent shall request Bids from such Reference Corporate Dealers by 3:00 p.m., New York City time, on the Reset Date. The Remarketing Agent or an Affiliate or Associated Person thereof (any such person, an "AFFILIATED BIDDER") may, at its option, enter a Bid. The Remarketing Agent shall disclose to the Company the Bids obtained and determine the lowest Bid Rate (the "WINNING BID RATE") from among the Bids obtained on the Reset Date. By approximately 4:30 p.m., New York City time, on the Reset Date, the Remarketing Agent shall notify the Company and the Trustee of the Winning Bid Rate. If on a Reset Date, Bids are not submitted by at least two Reference Corporate Dealers, or if the lowest Bid submitted would result in a Winning Bid Rate in excess of the rate permitted by applicable law, the Remarketing shall be deemed to be a Failed Remarketing on such date. The Winning Bid Rate determined by the Remarketing Agent, absent manifest error, shall be binding and conclusive upon the Holders of the Trust Securities, the holders of the Senior Notes, the Company and the Trust.

         SECTION 1.04. Deletion of No Purchase of Securities, Renewed Remarketing, Remarketing Fee and Trigger Price Sections. Sections 3(a)(vi), 8, 9 and 10 of the Remarketing Agreement are hereby deleted in their entirety.

         SECTION 1.05. Amendment of Offering Memorandum Provision. Section 13 of the Remarketing Agreement is hereby superseded in its entirety by the following:

                  SECTION 13. Offering Memorandum. By 11:00 a.m. (New York City time) one Business Day preceding the Reset Date, the Company shall furnish an offering memorandum (the

         "OFFERING MEMORANDUM") to the Remarketing Agent, in form and substance reasonably satisfactory to the Remarketing Agent, to be used in the remarketing by the Secondary Purchaser or purchasers under the Secondary Purchase Agreement, and shall pay all expenses relating to the preparation and furnishing of such Offering Memorandum.

                                   ARTICLE 2
                   CONSENT OF HOLDERS OF PREFERRED SECURITIES

         SECTION 2.01. Consent of the Holders of the Preferred Securities. The Holder hereby unconditionally consents, accepts and agrees to all aspects of this Amendment.

                                   ARTICLE 3
                                 MISCELLANEOUS

         SECTION 3.01. Governing Law. This Amendment and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York and all rights and remedies shall be governed by such laws, without reference to the choice of laws rules thereof.

         SECTION 3.02. Representations of the Company. The Company and the Trust, on the one hand, and the Remarketing Agent, on the other hand, represent and warrant that the representations and warranties set forth in Section 2(a) of the Remarketing Agreement, as amended, will be true on and as of the date hereof. The Company and the Trust hereby represent and warrant that the representations and warranties set forth in Section 2(b) of the Remarketing Agreement, as amended, will be true on and as of the date hereof.

         SECTION 3.03. Severability. If any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 3.04. Counterparts. The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Amendment.

         SECTION 3.05. Ratification of Remarketing Agreement; Amendment Controls. The Remarketing Agreement, as amended by this Amendment, is in all respects ratified and confirmed, and this Amendment shall be deemed part of the Remarketing Agreement. The provisions of this Amendment shall supersede the provisions of the Remarketing Agreement to the extent the Remarketing Agreement is inconsistent herewith.

         SECTION 3.06. Notices. Pursuant to Section 25 of the Remarketing Agreement, the Company and the Trust hereby specify in writing to the Remarketing Agent that all notices, requests, consents or other communications shall be addressed to Attention: Jimmy W. Hayes (rather than Dallas S. Clement) and that in all other respects their addresses remain unchanged.

         IN WITNESS WHEREOF, each of Company, the Trust and the Remarketing Agent has caused this Amendment to the Remarketing Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.


                                    COX COMMUNICATIONS INC.


                                    By: /s/ Jimmy W. Hayes
                                       ----------------------------------------
                                       Title: Executive Vice President,
                                              Finance and Administration
                                              and Chief Financial Officer


                                    COX RHINOS TRUST


                                    By: /s/ Jimmy W. Hayes
                                       ----------------------------------------
                                       Jimmy W. Hayes, not in his individual
                                       capacity but solely as Administrative
                                       Trustee of the Trust




Confirmed and Accepted as
of the date hereof:

BANC OF AMERICA
SECURITIES LLC, not individually,
  but solely as Remarketing Agent


By: /s/ Trevor Ganshaw
   ----------------------------------
   Title: Managing Director

Consented to, accepted and agreed:

INTREPID FUNDING MASTER TRUST,
as the Holder of the Preferred Securities

    By: Wilmington Trust Company, not in its
        individual capacity, but solely as
        Owner Trustee


By:/s/ Mary Kay Pupillo
   -----------------------------------------
   Title: Senior Financial Services Officer